UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 8, 2023
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On May 8, 2023, Oportun Financial Corporation (the “Company”) issued a press release regarding the Company’s financial results for its fiscal quarter ended March 31, 2023. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

The information in this report, including Exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing, except as expressly stated by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5, 2023, the Company borrowed $25 million of incremental term loans (the “Incremental Tranche B Loans”) pursuant to the Company's corporate facility entered into by and among the Company, as borrower, the subsidiaries of the Company party thereto as guarantors, certain affiliates of Neuberger Berman Specialty Finance as lenders, and Wilmington Trust, National Association, as administrative agent and collateral agent, dated as of September 14, 2022 (as amended, supplemented or otherwise modified, the “Amended Credit Agreement”).

Under the Amended Credit Agreement, the Company may borrow up to an aggregate additional amount of $25.0 million on an uncommitted basis (the “Incremental Tranche C Loans”) expected to be available, if provided by the applicable lenders, on or about June 23, 2023.

In addition, pursuant to the Amended Credit Agreement, on May 5, 2023, the Company issued to the lenders providing the Incremental Tranche B Loans warrants to purchase 1,048,363 shares of the Company’s common stock, at an exercise price of $0.01 per share.

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 8, 2023, the Company announced that it is taking a series of personnel and other cost saving measures to reduce expenses and streamline efficiency. These measures include a headcount reduction of 255 employees, representing approximately 19% of the Company's corporate staff, which excludes retail and contact center agents. The Company also announced additional measures to reduce its expenditures on external contractors and vendors. In relation to these and other personnel related activities, management expects to incur non-recurring, pre-tax charges of approximately $8 million in the second quarter of 2023. The Company expects to exclude these charges from its calculation of its non-GAAP financial measures, consistent with the Company's past presentation. These reductions are anticipated to result in annualized run rate savings of approximately $78 million to $83 million.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the effectiveness of the Company’s cost savings measures in strengthening its business; the anticipated size and timing of charges taken and annualized run rate savings in for the Company in connection with its reduction in its corporate staff and spending on external contractors and vendors; the anticipated size, timing and effectiveness of non-personnel related operational efficiencies. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the estimates disclosed above. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in the Company's filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 8.01. Other Events

The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	Press Release dated May 8, 2023
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	May 8, 2023	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)